THE EUROPE FUND, INC.

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 1998

                             -----------------------



To the Stockholders of
   The Europe Fund, Inc.:

     The annual meeting of the stockholders of The Europe Fund, Inc. will be held on Wednesday, June 3, 1998 at 10:00 a.m., New York City time, at the Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York for the following purposes:

         1. To elect directors.

         2. To ratify or reject the selection of Ernst & Young LLP as independent accountants for the Fund for the fiscal year ending December 31, 1998.

         3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 20, 1998 will be entitled to vote at the meeting.

                                             By order of the Board of Directors,


                                             RITA J. KLEINMAN
                                             Secretary

New York, New York
May 5, 1998


--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. IT IS REQUIRED THAT THE HOLDERS OF MORE THAN 50% OF THE OUTSTANDING SHARES BE REPRESENTED IN PERSON OR BY PROXY AT THIS MEETING. YOU ARE URGED TO SPECIFY YOUR CHOICE AND SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                 (This page has been left blank intentionally.)

                              THE EUROPE FUND, INC.

                                780 Third Avenue
                            New York, New York 10017

                            -------------------------

                           P R O X Y S T A T E M E N T

                            -------------------------


     This proxy statement is furnished to stockholders of The Europe Fund, Inc. (the "Fund") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Fund to be held at 10:00 a.m. on Wednesday, June 3, 1998 at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York in accordance with the attached notice of meeting. It is expected that this proxy statement and the accompanying form of proxy will be mailed to stockholders of the Fund on May 5, 1998 or as soon as possible thereafter.

     The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Fund (the "Board of Directors"). Revocation of any proxy may be effected orally at the meeting prior to voting or by notice in writing to the Secretary of the Fund provided the notice is received by the Secretary prior to voting. Each valid proxy received in time will be voted at the meeting in favor of Proposals 1 and 2, or, if a contrary choice is specified on the proxy, will be voted in accordance with the specification. It is required that holders of more than 50% of the outstanding shares be represented in person or by proxy at this meeting for a quorum to be established. Proposals 1 and 2 require the favorable vote of the holders of a majority of the shares entitled to vote at the meeting at which a quorum is present. The Fund intends to treat properly executed proxies that are marked "abstain" as present for the purpose of determining whether a quorum has been achieved. The Fund does not intend to treat a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power) as present for quorum purposes unless the proxy represented by that non-vote votes on at least one Proposal. Broker non-votes will have no effect on the majority vote required for approval of the proposals (unless the proxy voted for one Proposal), while abstentions will have the effect of a vote against the Proposals.

     There were 10,066,319 shares of common stock of the Fund outstanding on the record date, April 20, 1998. Each of these shares will be entitled to one noncumulative vote. If a stockholder participates in the Fund's Automatic Distribution Reinvestment and Cash Purchase Plan (the "Plan"), any proxy given by the stockholder will also govern the voting of all shares held for the stockholder's account under the Plan, unless contrary instructions are received by The Bank of New York, as agent under the Plan.

     The Fund will furnish to shareholders upon request and without charge a copy of its annual report (and its most recent semi-annual report succeeding the annual report, if any). To obtain a copy, call toll free (800) 543-6217 or write Princeton Administrators, L.P., P.O. Box 9011, Princeton, New Jersey 08543-9011.

                                   PROPOSAL 1

                              Election of Directors

     Eight directors are to be elected for the ensuing year and until their successors have been elected and have qualified. The names of the persons nominated for election as directors, their principal occupations and other directorships and their previous principal occupations during the past five years are set forth below.

     Except where a stockholder has indicated that he does not wish his proxy to be voted for all nominees or for any particular nominee or nominees, it is intended that the proxies received in the accompanying form will be voted for the election of all such nominees, all of whom are currently directors. Each of the directors has indicated his willingness to serve for the ensuing term. If for any reason any of the nominees shall become unavailable for election, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.


                                                                         Number of Shares of
                                                                          Common Stock Owned
                  Name, Principal Occupations and                          Beneficially as of    Date of Election to
           Other Directorships and Previous Occupations                    March 1, 1998***      Board of Directors   Age
-----------------------------------------------------------------------  ---------------------   -------------------  ----
Anthony M. Solomon, Chairman of the Board                                       1,200              February 1990       78
   Chairman, The United Kingdom Fund Inc.; Director, Alexandria Real
   Estate Inc.; Adviser, Blackstone Group; previously, President,
   Federal Reserve Bank of New York; Director, S.G. Warburg Group plc
   (investment banking), Boards of Overseers: Teachers Insurance and
   Annuity Association and College Retirement Equities Fund, Syntex
   Corporation

George F. Bennett                                                               2,000              February 1990       86
   Director: Gefinor S.A., The United Kingdom Fund Inc.; previously,
   Chairman, President and Chief Executive Officer, State Street
   Research & Management Co., Chairman and/or President of various
   State Street investment funds and affiliated companies (investment management) and Trustee of Met Life - State Street investment funds;
   Director, Mercury Asset Management International Ltd; Chairman,
   Capital Trust Ltd.

**Sir Arthur Bryan                                                              1,120              February 1990       75
   Director: The United Kingdom Fund Inc., Dartington Crystal Ltd.;
   previously, Lord Lieutenant of Staffordshire; Director, Friends'
   Provident Life Office, Chairman and Managing Director, Josiah
   Wedgwood & Sons Ltd. (manufacturers of fine china and crystal),
   Director: JCB Inc. of America, Director, The Rank Organization plc

*Peter Stormonth Darling                                                         None              February 1990       65
   Chairman: Mercury Asset Management International Ltd, Mercury
   European Privatisation Trust plc, Deltec International S.A.;
   Director: Mercury Asset Management Group Ltd, Scottish Equitable
   plc, Scottish Hydro-Electric plc, The United Kingdom Fund Inc.,
   Greenwich Associates, Mercury Keystone Investment Trust plc, The
   National Association of Securities Dealers International Advisory
   Board, Sagitta Asset Management Ltd

Leon Levy                                                                        500               February 1990       72
   General Partner, Odyssey Partners, L.P. (private investors);
   Chairman: Avatar Holdings, Inc., Oppenheimer Mutual Funds; Director:
   The United Kingdom Fund Inc. and various Mercury and other investment funds; previously, Chairman, Oppenheimer Management
   Corporation; Director: Mercury Asset Management Group Ltd and Long
   Lake Energy Corporation

**J. Murray Logan                                                               1,200               April 1990         63
   Vice President and Chairman of Investment Policy Committee,
   Rockefeller & Co., Inc. (investment management); General Partner, various Rockefeller & Co., Inc. related partnerships; Managing
   Partner, L-R Global Partners, L.P.; Director: Mercury Selected Trust
   (SICAV), The United Kingdom Fund Inc., World Trust Fund (SICAV);
   previously, Trustee and Chairman, Committee for Investments, The
   Johns Hopkins University

**James S. Martin                                                                None              February 1990       62
   Director, The United Kingdom Fund Inc.; previously, Executive Vice
   President, Chief Investment Officer and Trustee, College Retirement
   Equities Fund

Francois-Xavier Ortoli                                                           None               April 1990         73
   Honorary Chairman and Director, Total S.A. (oil company); Director:
   Marceau Investissements, Marcuard Holding SA; President: Asean
   Mezzanine Infrastructure Fund, MC & Cle; Vice President, TOTAL
   Foundation; Advisory Committee, Energy International; previously,
   Director: Omnium Financier de Paris, Athena, Total Chimie, Unilever;
   Advisor, Credit Suisse First Boston Ltd.

-------------------
  *  An "interested person" of the Fund, as defined by the Investment Company
     Act of 1940, as amended (the "1940 Act"). Mr. Stormonth Darling is an
     "interested" director because he owns beneficially 12,000 shares of
     Merrill Lynch & Co., Inc. ("Merrill Lynch"), an affiliate of the Fund's
     Investment Manager and Investment Adviser, with sole voting and investment power; and owns non-beneficially 3,200 shares of Merrill
     Lynch. Mr. Stormonth Darling is also an "interested" director because he is chairman of Mercury Asset Management International Ltd, the Fund's
     Investment Adviser.

 **  A member of the Audit Committee of the Board of Directors.

 *** All shares listed in this table are owned with sole voting and investment power.

     No directors have owned shares during the last five years in Princeton Administrators, L.P., the Fund's Administrator, or any of its parents, including Merrill Lynch, other than as disclosed above.

     During the fiscal year ended December 31, 1997, five meetings of the Board of Directors were held. Messrs. Ortoli and Stormonth Darling attended fewer than 75% of the total number of meetings of the Board of Directors. Mr. Logan attended fewer than 75% of the Audit Committee meetings last year.

     The Audit Committee is responsible for: (1) reviewing with the independent accountants the scope and results of their examination of the financial statements of the Fund, changes in accounting practices or auditing standards, and such other matters as the Committee may determine; (2) recommending each year to the Board of Directors independent accountants to examine the financial statements of the Fund; (3) reporting to the Board of Directors with respect to
(1) and (2); and (4) reviewing generally the maintenance and safekeeping of the records and documents of the Fund. The Audit Committee held two meetings during the past fiscal year. At the present time, the Board of Directors has no compensation or nominating committees, or other committees performing similar functions.

     No officer or director of the Fund received aggregate remuneration from the Fund of over $60,000 during the fiscal year ended on December 31, 1997. The officers received no remuneration from the Fund. Each director who is not an interested person (as defined in the 1940 Act) received from the Fund an annual fee of $10,000 for the fiscal year ended December 31, 1997 plus $500 for each meeting of the Board of Directors attended by that director and all directors were entitled to receive any out-of-pocket travel expenses for attendance at meetings. In addition, Mr. Solomon received as Chairman of the Board an additional annual fee of $5,000. During the past fiscal year, all directors as a group received aggregate remuneration amounting to $87,500.

                                                  1997 Compensation Table



                                                                            Pension or            Total Compensation
                                                                       Retirement Benefits          From Fund and
                                          Aggregate Compensation         Accrued As Part            Fund Complex*
           Name and Position                     From Fund               of Fund Expenses         Paid to Directors
           -----------------              ----------------------        -----------------         ------------------
Anthony M. Solomon
   Chairman of the Board...............           $17,000                      None                     $29,500
George F. Bennett
   Director............................            11,500                      None                      19,000
Sir Arthur Bryan
   Director............................            12,000                      None                      19,500
Peter Stormonth Darling
   Director............................                 0                      None                           0
Leon Levy
   Director............................            12,000                      None                      19,500
J. Murray Logan
   Director............................            11,500                      None                      19,000
James S. Martin
   Director............................            12,000                      None                      19,500
Francois-Xavier Ortoli
   Director............................            11,500                      None                      19,000


*  The Fund Complex includes two funds: the Fund and The United Kingdom Fund Inc.

      The executive officers of the Fund are:

                                                               Principal Occupation
     Name and Age               Position with Fund             During Past 5 Years
    -------------               ------------------             ------------------
J. Loughlin Callahan, 50      President and Treasurer     Director, Mercury Asset Management
                                                          Ltd;
Steven W. Golann, 54            Vice President and        Director, Mercury Asset Management
                                    Secretary             International Ltd; previously, Managing
                                                          Director, Wertheim Philippe International
Rita J. Kleinman, 41                Secretary             Vice President, Mercury Asset
                                                          Management International Ltd;
                                                          previously, Director of Client Services,
                                                          SBC Portfolio Management International

   Mr. Golann is a director and Ms. Kleinman is an officer of the Fund's Investment Adviser.

   The executive officers of the Fund are elected by the Board of Directors.

     While the Fund is a Maryland corporation, Sir Arthur Bryan and Messrs. Stormonth Darling, Callahan and Ortoli are not residents of the United States and substantially all of their assets may be located outside of the United States. As a result, it may be difficult for U.S. investors to effect service of process upon them within the United States or to realize judgments against them of courts of the United States predicated upon civil liabilities under the Federal securities laws of the United States.


     On March 1, 1998, the officers and directors of the Fund as a group owned beneficially 6,020 shares, or less than 1.0% of the Fund's outstanding shares.


     As of April 20, 1998, no person or group was known to the Fund to be the beneficial owner of more than 5.0% of the outstanding shares of the Fund.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR ALL OF THE NOMINEES LISTED ABOVE

                                   PROPOSAL 2

        Ratification or Rejection of Selection of Independent Accountants

     Pursuant to the 1940 Act, a majority of the directors of the Fund who are not "interested persons" of the Fund have selected Ernst & Young LLP as independent accountants for the Fund for the fiscal year ending December 31, 1998. Ernst & Young LLP has advised the Fund that neither that firm nor any of its partners have any direct or indirect material financial interest in the Fund. In accordance with the By-Laws of the Fund and the 1940 Act, this selection is being presented to stockholders for ratification or rejection. A representative of Ernst & Young LLP will be present at the 1998 Annual Meeting with the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP

                                  OTHER MATTERS

     The Investment Manager and the Investment Adviser

     The Fund's Investment Manager is Mercury Asset Management International Channel Islands Ltd (formerly known as Warburg Investment Management International (Jersey) Limited) and its Investment Adviser is Mercury Asset Management International Ltd (formerly known as Warburg Investment Management International Limited) (individually, the "Investment Manager" and the "Investment Adviser", respectively, and together the "Advisers"). The Investment Manager is a wholly-owned subsidiary of the Investment Adviser, which in turn is a wholly-owned subsidiary of Mercury Asset Management Ltd, one of the largest investment managers in Europe. It is headquartered in London, England, at 33 King William Street, EC4R 9AS and is a wholly-owned subsidiary of Mercury Asset Management Group Ltd ("MAM") of the same address, whose ultimate parent is Merrill Lynch, located at 250 Vesey St., New York, NY 10281, USA.

     The Investment Manager is a corporation organized under the laws of Jersey (Channel Islands), with its principal office at Forum House, Grenville Street, St. Helier, Jersey JE4 8RL, Channel Islands. The Investment Manager was formed in January 1983 for the purposes of providing investment advisory and management services for international portfolios desiring to utilize the services of the Investment Adviser and is registered as an investment adviser with the Securities and Exchange Commission. The Investment Manager's other clients include individuals, a charitable organization and a registered investment company, The United Kingdom Fund Inc. The Investment Adviser is a corporation incorporated in 1981 under the Companies Act of Great Britain with its registered office and principal place of business at 33 King William Street, London EC4R 9AS, England. The Investment Adviser is registered as an investment adviser with the Securities and Exchange Commission and is regulated by the United Kingdom's Investment Management Regulatory Organization Ltd. The Investment Adviser's advisory clients include charitable organizations, corporations, pension plans and private investment companies. The Investment Adviser has also entered into a sub-advisory contract with the Investment Manager to provide advisory services to The United Kingdom Fund Inc.

     The Advisers now act as investment adviser or sub-investment adviser for other persons and entities and may, under agreements with the Fund, act as investment adviser or sub-investment adviser to other registered investment companies.

     Messrs. Peter J. Gibbs, John Gillespie, Frank P. Le Feuvre and Robin E.R. Rumboll are the directors of the Investment Manager. The principal occupation of each director is as follows: Mr. Gibbs is the principal executive officer of the Investment Manager and a director of Mercury Asset Management Ltd; Mr. Gillespie is secretary of the Investment Manager and a director of Mercury Asset Management Channel Islands Ltd; Mr. Le Feuvre is a director of Mercury Asset Management Channel Islands Ltd; and Mr. Rumboll is an independent financial consultant. The address of Mr. Gibbs is 33 King William Street, London, EC4R 9AS, England. The address of Messrs. Gillespie and Le Feuvre is Forum House, Grenville Street, St. Helier, Jersey JE4 8RL, Channel Islands. The address of Mr. Rumboll is Windsor House, St. Lawrence, Jersey, Channel Islands.

     Mrs. C. Consuelo Brooke and Messrs. David M.F. Scott, Peter Stormonth Darling, Peter J. Gibbs, Steven W. Golann and J. Eric Nelson are the directors of the Investment Adviser. The principal occupation of each director is as follows: Mrs. Brooke and Mr. Scott are fund managers of the Investment Adviser; Mr. Stormonth Darling is chairman of the Investment Adviser and a non-executive director of MAM; Mr. Gibbs is the principal executive officer of the Investment Adviser and a director of Mercury Asset Management Ltd; and Messrs. Golann and Nelson are directors of the Investment Adviser. The address of Mrs. Brooke and Messrs. Stormonth Darling, Gibbs and Scott is 33 King William Street, London, EC4R 9AS, England. The address of Messrs. Golann and Nelson is 780 Third Avenue, 34th Floor, New York, NY, 10017, USA.

     The Investment Management Agreement and the Investment Advisory Agreement

     Under the Investment Management Agreement dated as of December 11, 1997 between the Fund and the Investment Manager, the Investment Manager, on the basis of advice given by the Investment Adviser, will structure the Fund's portfolio, manage the Fund's investments and make investment decisions on behalf of the Fund in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision, review and direction of the Board of Directors.

     Under the Investment Advisory Agreement dated as of December 11, 1997 between the Investment Manager and the Investment Adviser (together with the Investment Management Agreement, the "Agreements"), the Investment Adviser will advise the Investment Manager with respect to the investment and reinvestment of the assets of the Fund in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision, review and direction of the Board of Directors.

     Under the Agreements, the Investment Manager or the Investment Adviser, with the consent of the Investment Manager, will select and place orders with brokers and dealers to execute portfolio transactions on behalf of the Fund. The Advisers are obligated to provide to the Fund at least once every six months a statement of the contents and valuation of the Fund's investments (not necessarily including any evaluation of the performance of the Fund during that period).

     The Investment Management Agreement provides that the Fund will pay the Investment Manager a fee at the annual rate of 0.75% of the Fund's average weekly net assets up to $250 million and 0.65% of such assets in excess of $250 million based upon net asset value at the end of each week and payable on the last day of each calendar month. For the fiscal year ended December 31, 1997, the Investment Manager received from the Fund investment management fees totaling $1,469,629. The fee paid by the Fund to the Investment Manager is higher than that paid by most investment companies, although lower than the fee paid by most other closed-end investment companies which invest primarily in the securities of companies in foreign countries. Pursuant to the Investment Advisory Agreement, the Investment Adviser is paid by the Investment Manager a fee at the annual rate of 0.15% of the average weekly net assets of the Fund, based upon net asset value at the end of each week and payable on the last day of each calendar month, which fee amounted to $293,926 for the fiscal year ended December 31, 1997.

     The Agreements provide that neither the Investment Manager nor the Investment Adviser will be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Investment Management Agreement or the Investment Advisory Agreement, respectively, relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance, or from reckless disregard by it, of its obligations and duties under the Agreements.

     Each of the Agreements provides that each party will bear all expenses of its employees and overhead incurred by it in connection with its duties under the Agreements. Each party (other than the Fund) further agrees to pay all salaries and fees of the Fund's directors and officers who are "interested persons" of that party. The Fund will bear all of its own expenses, including but not limited to: expenses of organizing the Fund; fees of the Fund's directors who are not "interested persons" of any other party; out-of-pocket travel expenses for all directors and officers in connection with their attendance at, and other expenses incurred by the Fund relating to, directors' or committee meetings; interest expense; taxes and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; administrator's fee; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining the listing of the Fund's shares on the New York Stock Exchange; membership dues to professional organizations; expenses of stockholders' meetings and preparing and distributing proxies and reports to stockholders; and costs of information obtained from services other than the Investment Manager or its affiliated persons relating to the valuation of securities.

     Both the Investment Management Agreement and the Investment Advisory Agreement were approved by the stockholders of the Fund on February 25, 1998. The prior Investment Management Agreement and the prior Investment Advisory Agreement, both dated as of April 26, 1990 (collectively, the "Prior Agreements"), had been approved by the stockholders of the Fund on June 5, 1991. The continuation of the Prior Agreements had been approved annually by the Fund's Board of Directors and, at the same meetings, had been unanimously approved by the Fund's directors who are not "interested persons" of the Fund. On December 22, 1997, the Prior Agreements terminated pursuant to the 1940 Act as a result of the acquisition by Merrill Lynch of MAM (the "Acquisition"). The Investment Manager and the Investment Adviser provided services under interim arrangements, in accordance with an order granted by the Securities and Exchange Commission, between December 22, 1997 and January 12, 1998 (at no more than cost) and between January 12, 1998 and February 25, 1998 (at standard fee levels).

     Each Agreement may be terminated at any time by the Fund on 60 days' written notice, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund. Each Agreement will terminate automatically in the event of its assignment, as defined in the 1940 Act. The Investment Adviser may terminate the Investment Advisory Agreement without penalty on 90 days' written notice to the Fund and the Investment Manager. In addition, the Investment Manager may terminate the Investment Management Agreement on 90 days' written notice to the Fund and the Investment Advisory Agreement on 90 days' written notice to the Fund and the Investment Adviser.

     Securities Transactions For and With the Fund

     Total brokerage commissions paid by the Fund amounted to $284,714.13 for the fiscal year ended December 31, 1997. The rate of total portfolio turnover of the Fund for the fiscal year ended December 31, 1997 was 35.4%.

     The Investment Manager is responsible for the selection of brokers to execute the Fund's portfolio transactions. In placing such transactions, the Investment Manager will seek to obtain best execution for the Fund, taking into account factors such as price, commission, size of order, difficulty of execution, skill required of the broker and investment market and statistical information provided by the broker. In seeking best execution of its transactions, the Fund may employ several different brokers.

     Orders may be placed with brokers and banks who supply research to the Fund, the Investment Manager and the Investment Adviser. The research may be used by the Investment Manager and the Investment Adviser in advising other clients, and the Fund's commissions to brokers supplying research may not represent the lowest obtainable commission rates. Although the Fund may receive research from firms affiliated with the Investment Manager or the Investment Adviser, the Fund will not pay any higher commission to these entities than would have been paid if that affiliated entity had not provided any research.

     The Fund cannot engage in principal transactions with the Investment Manager, the Investment Adviser or their affiliates.

     Administrator

     The Fund's Administrator is Princeton Administrators, L.P. (the "Administrator") which is headquartered in Plainsboro, New Jersey at 800 Scudders Mill Road and the mailing address for which is P.O. Box 9011, Princeton, New Jersey 08543-9011. The Administrator is an affiliate of Merrill Lynch. The Administrator provides administrative services, including record-keeping, preparation of reports, accounting services and legal support services. The Administrator currently provides third-party fund administration services to five (5) open-end and twenty-two (22) closed-end investment companies with more than $5.2 billion in net assets. Pursuant to the Administration Agreement dated April 7, 1990, which terminated as a result of the Acquisition, by and between the Fund and the Administrator, the Fund had paid to the Administrator on the first business day of each calendar month a fee for the previous month at an annual rate equal to 0.25% of the Fund's average weekly net assets up to U.S. $200 million and 0.20% in excess thereof subject to a minimum fee. For the fiscal year ended December 31, 1997, the aggregate fee amounted to $496,061. In connection with the Acquisition, on December 11, 1997, the Board of Directors of the Fund approved a new administration agreement, the terms of which are substantially similar to the Administration Agreement dated April 7, 1990 except for the dates of execution, effectiveness and termination.

     General

     The Management of the Fund does not intend to present to the meeting any business other than the matters stated in the related notice. As of the date of this proxy statement, the Management of the Fund was not aware of any other matters which might be presented for action at the meeting. If any matter not referred to in the enclosed proxy should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     The cost of soliciting proxies for the annual meeting will be borne by the Fund. In addition to the solicitation by mail, the Fund's officers may solicit proxies personally, for which they will receive no special compensation. The Fund also has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500 plus out-of-pocket expenses. The Fund may reimburse brokers or persons holding stock in their names or in the name of their nominees for their expenses in sending proxy material to the beneficial owners.

     In the event that sufficient votes in favor of any of the items set forth in the notice of annual meeting of stockholders are not received by the time scheduled for the annual meeting of the stockholders, the persons named as proxies may propose one or more adjournments of such annual meeting to permit further solicitation of proxies with respect to any such items. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of such annual meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment, if proposed, those proxies which they are entitled to vote in favor of such items and against such adjournment those proxies required to be voted against such items. Broker non-votes and abstentions will have no effect on the majority vote required for adjournment.

     In order for any stockholder proposal to be included in the Fund's proxy statement and form of proxy for the Fund's 1999 annual meeting of stockholders, the stockholder proposal must be received by the Fund on or before February 1, 1999 and must satisfy other applicable legal requirements.


                                            By order of the Board of Directors,


                                            ANTHONY M. SOLOMON
                                            Chairman of the Board

     New York, New York
     May 5, 1998

                              THE EUROPE FUND, INC.

                                    P R O X Y

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 3, 1998



         The undersigned, revoking previous proxies, hereby appoints Anthony M. Solomon, J. Loughlin Callahan and Thaddea M. Feldman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of common stock of The Europe Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Europe Fund, Inc. to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York, on June 3, 1998 at 10:00 A.M., New York City time, and at any and all adjournments thereof.





                                            (Continued on reverse side)



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Please mark boxes [|] or [X] in blue or black ink. Unless otherwise specified in the squares provided the undersigned's vote will be cast FOR Proposals 1 and 2 below.
     1 -- ELECTION OF DIRECTORS.   [ ]FOR ALL NOMINEES LISTED BELOW  [ ]WITHHOLD AUTHORITY
                                                                     (except as marked to the contrary below)

                                   (to vote for all nominees listed below)
Anthony M. Solomon, George F. Bennett, Sir Arthur Bryan, Peter Stormonth Darling, Leon Levy, J. Murray Logan,
James S. Martin and Francois-Xavier Ortoli


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).

-------------------------------------------------------------------------------------------------------------------------------

     2 -- RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:
               FOR[ ]   AGAINST[ ]  ABSTAIN[ ]

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1 AND 2.

                                                                       Please mark, date and sign as your name appears and
                                                                       return in the enclosed envelope. If acting as executor,
                                                                       administrator, trustee, guardian, etc., you should so
                                                                       indicate when signing. If the signer is a corporation,
                                                                       please sign the full corporate name, by duly authorized
                                                                       officer. If shares are held jointly, each stockholder
                                                                       named should sign.

                                                                       The undersigned hereby acknowledges receipt of a copy of
                                                                       the accompanying notice of meeting and proxy statement
                                                                       and hereby revokes any proxy or proxies heretofore given.



                                                                       -------------------------------------------------
                                                                                           Signature




                                                                       -------------------------------------------------
                                                                                           Signature




                                                                       Date_______________________________________, 1998


                      PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE - NO POSTAGE IS REQUIRED
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